Exhibit 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT, dated as of March 12, 2010 (this “Amendment”), to AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 27, 2007, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 24, 2008 (as may be further amended, restated, modified or supplemented, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement) is made by and among CONSOL Energy Inc. (the “Borrower”), on behalf of the Loan Parties, the Required Lenders, PNC Bank, National Association and Citicorp North America, Inc., as co-administrative agents and PNC Bank, National Association, as paying agent (the “Paying Agent”).

WITNESSETH

WHEREAS, the Borrower desires to make certain amendments to the Credit Agreement, including the amendment of certain covenants as set forth in more detail below;

WHEREAS, the Borrower, the Lenders and the Paying Agent desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Amendment to Credit Agreement to be Effective Upon Satisfaction of Conditions to this Amendment. The following amendments shall be effective upon satisfaction of each of the conditions set forth in Section 3 of this Amendment:

(a) New Definitions. Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order therein:

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Paying Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Platinum Acquisition shall mean the acquisition of all of the capital stock of Dominion Exploration & Production, Inc. and Dominion Reserves, Inc. and certain assets of Dominion Transmissions, Inc. from Dominion Resources, Inc. and certain of its subsidiaries.

Platinum Acquisition Documents shall mean that certain purchase and sale agreement and any other material documents related thereto for the Platinum Acquisition delivered to Paying Agent on the Second Amendment Effective Date (including all amendments, supplements, schedules and exhibits thereto).

Prime Rate shall mean the interest rate per annum announced from time to time by the Paying Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Paying Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Paying Agent).

Second Amendment shall mean that certain Second Amendment to Amended and Restated Credit Agreement by and among the Borrower, the other Loan Parties, the Required Lenders and the Paying Agent, dated as of the Second Amendment Effective Date.

Second Amendment Effective Date shall mean March 12, 2010.

(b) Existing Definitions. The following definitions in Section 1.1 [Certain Definitions] of the Credit Agreement are hereby amended and restated as follows:

Base Rate shall mean the highest of (i) the Prime Rate, (ii) the Federal Funds Open Rate plus  1/2 % and (iii) the Daily LIBOR Rate plus 100 basis points.

Cash On Hand shall mean, as of any date of determination, an amount equal to the aggregate amount of all cash and cash equivalents of the Loan Parties and CNX Funding as of such date, including any cash proceeds of Indebtedness permitted by Section 8.2.1(xi), whether such proceeds are pledged, held in a segregated account or escrow or otherwise by a Loan Party, an escrow agent or another Person.

Consolidated EBITDA for any period of determination shall mean, without duplication, the sum of (i) Consolidated Net Income (excluding non-cash compensation expenses related to common stock and other equity securities issued to employees, extraordinary gains and losses, and gains or losses on discontinued operations) plus (ii) to the extent deducted in determining Consolidated Net Income, (a) interest expense (net of interest income), plus (b) the sum of all income tax expense, depreciation, depletion and amortization of property, plant, equipment and intangibles, plus (c) non-cash debt extinguishment costs, plus (d) non-cash charges due to cumulative effects of changes in accounting principles, plus (e) non-recurring transaction costs expensed ( in accordance with GAAP) by the Loan Parties in connection with the Platinum Acquisition of up to 10% of Consolidated EBITDA without regard as to whether the Platinum Acquisition has been consummated plus (iii) cash dividends or distributions received by the Loan Parties from Excluded Subsidiaries and Affiliates that are not Loan Parties except to the extent that any cash dividends or distributions received by the Loan Parties in connection with a Permitted Gas Properties Transaction are used for a distribution or dividend by the Borrower, for such period determined and consolidated in accordance with GAAP and provided, further, that for the purposes of this definition, with respect to any Material Acquisition/Disposition by the Loan Parties or a Permitted Gas Properties Transaction, Consolidated EBITDA shall be calculated as if such Material Acquisition/Disposition or Permitted Gas Properties Transaction had been consummated at the beginning of such period.

For purposes of calculating Consolidated EBITDA with respect to the Platinum Acquisition as of the date of the closing of the Platinum Acquisition and through the first eleven (11) months of operations after the date of the closing of the Platinum Acquisition, Consolidated EBITDA shall be calculated based on pro-rating Two Hundred Twenty-Six Million Four Hundred Eighty-One Thousand and 00/100 Dollars ($226,481,000.00) at a monthly amount of Eighteen Million Eight Hundred Seventy-Three Thousand Four Hundred Sixteen and 67/100 Dollars ($18,873,416.67). An example of the calculation of Consolidated EBITDA with respect to the Platinum Acquisition as of three months after the Closing Date is as follows: (i) Eighteen Million Eight Hundred Seventy-Three Thousand Four Hundred Sixteen and 67/100 Dollars ($18,873,416.67) multiplied by nine (9) months plus (ii) actual Consolidated EBITDA for the period as of three months after the Closing Date based on interim financial statements prepared in accordance with GAAP. In the event that the Platinum Acquisition closes on a date other than the first day of such month, for purposes of calculating Consolidated EBITDA, such partial month shall be treated as a whole month.

Loan Documents shall mean this Agreement, the Paying Agent’s Letter, the Collateral Trust Agreement, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Ship Mortgages, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, the Mortgage Amendments, and any other instruments, certificates or documents (expressly excluding any Specified Swap Agreement or any other Swap Agreement) delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Secured Parties shall mean collectively, (i) the Collateral Trustee, the Administrative Agent, the Lenders and any provider of a Specified Swap Agreement, (ii) The Bank of Nova Scotia Trust Company of New York or any successor thereto as trustee with respect to the Senior Notes (2002) and any other holders from time to time of the Senior Notes (2002), and (iii) any secured parties in connection with any secured Indebtedness permitted under Section 8.2.1(xi).

(c) Definition Deleted. The defined term “Security Release Event” has been deleted in connection with the execution of the Second Amendment. References to such term throughout the Loan Documents shall be deleted and in no event shall a Security Release Event be deemed to occur hereunder or thereunder.

(d) Definition of Permitted Liens. The definition of Permitted Liens contained in Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended as follows: the “and” located at the end of subsection (xxi) is hereby deleted; the “.” at the end of subsection (xxii) is hereby deleted and replaced with “;” and the following new subsections (xxiii) and (xxiv) are added:

“(xxiii) Liens permitted under Section 8.2.1(xi) in connection with the escrow, segregated and/or pledged accounts referenced therein in advance of the Platinum Acquisition or termination of the potential transaction; and

(xxiv) Liens that secure Indebtedness permitted under Section 8.2.1(xi) in an aggregate principal amount of up to $2,000,000,000; provided that, for the avoidance of doubt, it is acknowledged that such Indebtedness shall have been incurred for the purpose of funding the purchase price of the Platinum Acquisition plus related costs, fees and expenses.”

(e) Collateral. The first sentence of Section 8.1.14 [Collateral] of the Credit Agreement shall be amended to delete the phrase “From the Closing Date until a Security Release Event, pursuant” and replace it with the word “Pursuant”.

(f) Indebtedness. Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby amended as follows: the “and” located at the end of subsection (ix) is hereby deleted; the “.” at the end of subsection (x) is hereby deleted and replaced with “; and” and the following new subsection (xi) is added:

“(xi) Indebtedness in an amount not to exceed $3,500,000,000 that is incurred for the purpose of funding the purchase price of the Platinum Acquisition plus related costs, fees and expenses, of which $2,000,000,000 may be secured on a pari passu basis to the Indebtedness under the Loan Documents; provided that, if such Indebtedness is incurred prior to the consummation of the Platinum Acquisition, the proceeds of such Indebtedness shall be deposited into an escrow account, pledged for the benefit of the holders of such Indebtedness, and/or deposited in a segregated account reasonably acceptable to the Paying Agent and, except as otherwise provided for herein, released in connection with the consummation of Platinum Acquisition or if the Platinum Acquisition does not occur, such Indebtedness shall be repaid promptly following the termination of any acquisition agreement entered into in connection with the Platinum Acquisition except to the extent that such Indebtedness would be permitted by Section 8.2.1(x) of this Agreement. Notwithstanding the foregoing, to the extent that the prompt repayment of any such Indebtedness would be either prohibited by the terms of such Indebtedness or would result in the payment of a prepayment penalty on such Indebtedness, the Loan Parties shall not be required to repay such Indebtedness until such time as such prepayment is permitted thereunder and does not result in a prepayment penalty.”

(g) Guaranties. Clause (v) of Section 8.2.3 of the Credit Agreement is hereby amended and restated as follows:

“(v) any Guaranty by any Loan Party of any Ordinary Course Obligation of any other Loan Party or any Guaranty by any Loan Party of any other Loan Party’s obligations pursuant to the Platinum Acquisition Documents or any other Permitted Acquisition.”

(h) Liquidations, Mergers, Consolidations, Acquisitions. Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement is hereby amended by adding the following new subsection (4):

“(4) any Loan Party may consummate the Platinum Acquisition and it shall be deemed to be a Permitted Acquisition, provided, that:

(i) the Platinum Acquisition shall be consummated in accordance with the terms of the Platinum Acquisition Documents; provided that the Platinum Acquisition Documents delivered to the Paying Agent in connection with the Second Amendment shall not have been amended, waived or otherwise modified in any material respect and no material consent shall be given thereunder, without the prior written consent of the Paying Agent (such consent not to be unreasonably withheld, conditioned or delayed);

(ii) there has been no change, occurrence or development since December 31, 2009 that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Loan Parties, taken as a whole, other than any such change, occurrence of development resulting from changes, after the date hereof, in general economic or financial markets conditions or in general coal or natural gas prices except to the extent such change, occurrence or development has had or could reasonably be expected to have a disproportionate impact on the Loan Parties, taken as a whole, as compared to other energy industry participants;

(iii) since December 31, 2009, (a) there has not been any reduction in the rate of production of Proved Gas Reserves from the real property to be acquired in connection with the Platinum Acquisition which would constitute an Acquired Business Material Adverse Effect, (b) there has not been any reduction or write-down in the reserves estimated for the real property to be acquired in connection with the Platinum Acquisition (which reduction or write-down is not reflected in the reserve report delivered in connection with the Second Amendment) that would constitute an Acquired Business Material Adverse Effect, (c) there has not been any damage, destruction or loss with respect to the assets to be acquired in connection with the Platinum Acquisition that would constitute an Acquired Business Material Adverse Effect that is not addressed by the terms of section 11.4 of the Platinum Acquisition Documents, and (d) such assets have not become subject to any obligation or liability that would constitute an Acquired Business Material Adverse Effect and be required to be reflected as an extraordinary item separately listed on an income statement for the E&P Business prepared in accordance with GAAP. “Acquired Business Material Adverse Effect” means a material adverse effect on the ownership, assets, operations or financial condition of the E&P Business, taken as a whole; provided, however, that Acquired Business Material Adverse Effect shall not include material adverse effects resulting from general changes in oil and gas prices; general changes in industry, economic or political conditions, or financial markets; changes in condition or developments generally applicable to the oil and gas industry in any area or areas where such assets are located; acts of God, including hurricanes and storms; acts or failures to act of Official Bodies (where not caused by the willful or negligent acts of Sellers or the Companies (as defined in the Platinum Acquisition Documents)); civil unrest or similar disorder; terrorist acts; changes in Laws; effects or changes that are cured or no longer exist by the earlier of the closing of the Platinum Acquisition and the termination of the Platinum Acquisition Documents pursuant to Article 10 of the Platinum Acquisition Documents; and changes resulting from the announcement of the transactions contemplated thereby or the performance of the covenants set forth in Section 6.4 of the Platinum Acquisition Documents. Capitalized terms used without definition in this paragraph have the meanings given to them in the Platinum Acquisition Documents; and

(iv) no Event of Default shall exist immediately prior to and after giving effect to the Platinum Acquisition.

(i) Loan Document Unenforceable; Collateral Trust Agreement Unenforceable. The first sentence of the second paragraph of Section 9.1.7 [Loan Document Unenforceable; Collateral Trust Agreement Unenforceable] of the Credit Agreement shall be amended to delete the phrase “Except after a Security Release Event, the” and replace it with the word “The”.

(j) Certain Releases of Guarantors and Collateral; Security Release Event. Section 10.20 [Certain Releases of Guarantors and Collateral; Security Release Event] of the Credit Agreement is hereby amended and restated as follows:

“10.20 Certain Releases of Guarantors and Collateral.

It is expressly agreed by each Lender, that upon the written request of the Borrower (accompanied by such certificates and other documentation as the Paying Agent may reasonably request) the Paying Agent on behalf of the Lenders and without any consent or action by any Lender, shall, so long as no Event of Default exists after giving effect thereto, release, or consent to the release by the Collateral Trustee of, any Collateral or any Guarantor from a Guaranty Agreement, in either case, in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement (including without limitation, a release of Accounts or contracts giving rise to Accounts from time to time in connection with the Permitted Receivables Financing), such release to include releases from the Guaranty Agreement of any Loan Party that becomes an Excluded Subsidiary or ceases to be a Subsidiary pursuant to any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement and a release of all the assets of such Loan Party that becomes an Excluded Subsidiary or ceases to be a Subsidiary other than a pledge of the capital stock or equity interests of a Subsidiary directly owned by any Loan Party.

(k) Joinder of Guarantors. Section 11.17 [Joinder of Guarantors] of the Credit Agreement is hereby amended and restated as follows:

“11.17 Joinder of Guarantors.

Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Paying Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which (A) if such Subsidiary is newly formed, it shall join as a Guarantor each of the documents to which the original Guarantors are parties or (B) if such Subsidiary is newly acquired in connection with a Permitted Acquisition, it shall join the Guaranty Agreement as a Guarantor; (ii) documents in the forms described in Sections 7.1.1 and 7.1.2 modified as appropriate to relate to such Subsidiary; and (iii) except with respect to those Subsidiaries joining as a result of a Permitted Acquisition, documents necessary to grant and perfect Prior Security Interests, subject to Permitted Liens, to the Collateral Trustee for the benefit of the Secured Parties in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Paying Agent within twenty (20) Business Days after (i) if such Subsidiary is newly formed (other than any Subsidiaries formed in connection with the Platinum Acquisition), the date of the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, (ii) if such Subsidiary is an existing Person newly acquired pursuant to a Permitted Acquisition, the date of the closing of the transaction constituting such Permitted Acquisition, or (iii) if such Subsidiary is formed in connection with the Platinum Acquisition, the date of the closing of the Platinum Acquisition.”

(l) Certain Actions by Agent. Section 11.20 [Certain Actions by Agent] of the Credit Agreement is hereby amended and restated as follows:

“11.20 Certain Actions by Agent.

Each Lender hereby expressly agrees and irrevocably authorizes the Paying Agent to, (i) so long as no Event of Default exists (as certified by the Loan Parties to the Paying Agent), the Paying Agent, upon request of the Borrower, in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement (including without limitation any merger permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries]), release Collateral or release any Guarantor from the Obligations under the Loan Documents and (ii) amend, modify, supplement or restate any of the other Loan Documents from time to time in order to make modifications to such Loan Documents that are consistent with the modifications set forth in the Second Amendment, including, but not limited to, amending the other Loan Documents to permit the additional secured Indebtedness permitted in clauses (xxiii) and (xxiv) of the definition of Permitted Liens.”

2. Amendment to Credit Agreement to be Effective upon the Consummation of the Platinum Acquisition. The following amendments shall be effective immediately upon the closing of the Platinum Acquisition:

(a) New Definitions. Section 1.1 [Certain Definitions] of the Credit Agreement is amended to insert the following new definitions in the appropriate alphabetical order therein:

Proved Gas Reserves shall mean, with respect to (i) the 2010 fiscal year, the proved Gas reserves acquired by the Loan Parties in connection with the Platinum Acquisition, and (ii) each fiscal year thereafter, the proved Gas reserves owned then or thereafter by any of the Loan Parties.

Reserve Report shall mean, with respect to (i) the 2010 fiscal year, that certain reserve report as of December 31, 2009 for the Proved Gas Reserves acquired in connection with the Platinum Acquisition, which report was delivered by Netherland, Sewell & Associates, Inc. and dated March 9, 2010, and meeting the requirements of the SEC for financial reporting purposes, certifying the present value of such Proved Gas Reserves and (ii) each fiscal year thereafter, those certain reserve reports as of the end of the prior fiscal year, which reports shall be from Netherland, Sewell & Associates, Inc., or from such other independent engineer satisfactory to the Paying Agent and the Borrower and meeting the requirements of the SEC for financial reporting purposes, certifying the present value of the Loan Parties’ Proved Gas Reserves.

Secured Debt shall have the meaning set forth in the Collateral Trust Agreement, as such definition may be amended from time to time.

Senior Secured Leverage Ratio shall mean the ratio of Secured Debt to Consolidated EBITDA. For purposes of calculating the Senior Secured Leverage Ratio, Secured Debt shall be determined as of the end of each fiscal quarter of the Borrower and Consolidated EBITDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

Technical Agent shall mean Bank of America, N.A. and its successors and assigns.

(b) Collateral Section 8.1.14 [Collateral] of the Credit Agreement is hereby amended and restated as follows:

Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Collateral Trustee, for the benefit of the Secured Parties, a first priority security interest in and lien on, subject only to Permitted Liens, (i) all capital stock and equity interests owned by the Loan Parties (including all stock owned in CNX Gas), but only up to 65% of the capital stock or equity interests of the Foreign Subsidiaries and none of the capital stock or equity interests of the other Excluded Subsidiaries (other than CNX Gas), (ii) Proved Gas Reserves that constitute no less than seventy-five percent (75%) of the total present value of all such Proved Gas Reserves as such present values are determined in accordance with the most recent Reserve Report, and (iii) all of the other assets (except as excluded or limited above) of the Loan Parties including all accounts, inventory, as-extracted collateral, fixtures, equipment, investment property, instruments, chattel paper, general intangibles, Coal reserves, methane gas reserves, coal bed methane reserves, mineral rights, owned and leased Real Property, leasehold interests, patents and trademarks of each of the Loan Parties whether owned on the Closing Date or subsequently acquired; provided however, Liens will not be required on (a) the assets described on Schedule 8.1.14, (b) any stock or assets acquired after the Closing Date in a Permitted Acquisition (other than the Platinum Acquisition), (c) except as set forth in clause (ii) of this Section, any parcel of Real Property (other than with respect to Real Property that constitutes seventy-five percent (75%) of the total present value of Proved Gas Reserves referenced in clause (ii) of this Section) acquired after the Closing Date having a market value of less than the Threshold Amount, (d) any patents, trademarks, trade names and copyrights other than those owned by the Loan Parties as of the Closing Date, and (e) the Baltimore Dock Facility. Notwithstanding the foregoing or anything set forth in Section 11.17 [Joinder of Guarantors] of this Agreement, with respect to the Proved Gas Reserves referenced in clause (ii) of this Section the Loan Parties shall grant such first priority security interest in and lien on such Proved Gas Reserves within one hundred twenty (120) days from the closing of the Platinum Acquisition for all such Proved Gas Reserves acquired in connection with the Platinum Acquisition and as soon as reasonably practicable after the delivery of the most recent Reserve Report to the extent required by clause (ii) of this Section. Additionally, within one hundred twenty (120) days of the closing of the Platinum Acquisition, the Loan Parties shall deliver title information on the Proved Gas Reserves acquired in connection with the Platinum Acquisition that comprise at least seventy-five percent 75% of the total present value of all such Proved Gas Reserves and such title reports shall be in form and substance that is customary and usual for such Proved Gas Reserves and shall be in form and substance reasonably satisfactory to the Paying Agent.”

(c) Dividends and Related Distributions. Subsection (ii) of Section 8.2.5 [Dividends and Related Distributions] of the Credit Agreement is hereby amended and restated as follows:

“(ii) dividends payable by the Borrower on common stock issued by the Borrower, provided that at the time of any such dividend payment, (1) no Event of Default or Potential Default shall exist or shall result from such dividend payment after giving effect thereto; (2) the Leverage Ratio shall be 0.25 to 1.0 less than the applicable Leverage Ratio under Section 8.2.15 [Maximum Leverage Ratio] immediately prior to and after giving effect to such dividend; and (3) the Borrower has Availability in excess of $100,000,000 after such dividend;”

(d) Disposition of Assets or Subsidiaries. Section 8.2.7 [Disposition of Assets or Subsidiaries] of the Credit Agreement is hereby amended as follows: the word “and” shall be added to the end of subsection (x); subsection (xi) shall be deleted; and subsection (xii) shall be renumbered “(xi)”.

(e) Subsidiaries, Partnerships and Joint Ventures. Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] of the Credit Agreement is hereby amended and restated as follows:

“8.2.9 Subsidiaries, Partnerships and Joint Ventures.

None of the Loan Parties shall own or create directly or indirectly any Subsidiaries other than (i) Excluded Subsidiaries; (ii) any Subsidiary that has joined this Agreement as a Guarantor on the Closing Date; and (iii) any Subsidiary formed or acquired after the Closing Date that joins this Agreement as a Guarantor by complying with the procedures set forth in Section 11.17 [Joinder of Guarantors], provided that, other than with respect to Subsidiaries acquired in connection with Permitted Acquisitions (other than (a) entities acquired in the Platinum Acquisition that own any Proved Gas Reserves or (b) other entities that own any Proved Gas Reserves, and, with respect to each such entity, only to the extent required by Section 8.1.14), such Subsidiary shall grant and cause to be perfected first priority Liens, subject to Permitted Liens, to the Collateral Trustee for the benefit of the Secured Parties in its assets as described in, and subject to the provisions of, Section 8.1.14. Except in connection with an Investment permitted by Sections 8.2.4(vi) through (x) or as a result of the Permitted Acquisition of any general or limited partnership, none of the Loan Parties shall become or agree to (1) become a general partner in any general or limited partnership, or (2) become a joint venturer or hold a joint venture interest in any joint venture.”

(f) Maximum Leverage Ratio. Section 8.2.15 [Maximum Leverage Ratio] of the Credit Agreement is hereby amended and restated as follows:

“8.2.15 Maximum Leverage Ratio.

The Loan Parties shall not permit the Leverage Ratio, calculated as of the end of each fiscal quarter, to be greater than the following amounts for the following periods:

Period	Ratio
Second Amendment Effective Date through December 31, 2010	4.75 to 1.0
March 31, 2011 through December 31, 2011	3.50 to 1.0
March 31, 2012 and thereafter	3.25 to 1.0

Notwithstanding the above, the maximum permitted Leverage Ratio shall be reduced by 0.50 to 1.0 for every $500,000,000 of gross proceeds received by the any of the Loan Parties from any equity offering(s) occurring on or before March 31, 2011 (each an “Equity Offering”), provided that, prior to March 31, 2012, the maximum permitted Leverage Ratio shall not be reduced to less than 3.50 to 1.0 after an Equity Offering and shall in no event be reduced to less than 3.25 to 1.0.”

(g) Minimum Interest Coverage Ratio. Section 8.2.16 [Minimum Interest Coverage Ratio] of the Credit Agreement is hereby amended and restated as follows:

“8.2.16 Minimum Interest Coverage Ratio.

The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter, to be less than the following amounts for the following periods:

Period	Ratio
Second Amendment Effective Date through December 31, 2010	2.0 to 1.0
March 31, 2011 through December 31, 2011	2.5 to 1.0
March 31, 2012 and thereafter	3.0 to 1.0”

(h) Maximum Senior Secured Leverage Ratio. Article 8.2 [Negative Covenants] of the Credit Agreement is hereby amended to add the following new Section 8.2.20 [Senior Secured Leverage Ratio]:

“8.2.20 Maximum Senior Secured Leverage Ratio.

The Loan Parties shall not permit the Senior Secured Leverage Ratio, calculated as of the end of each fiscal quarter, to be greater than the following amounts for the following periods:

Period	Ratio
Second Amendment Effective Date through December 31, 2010	2.5 to 1.0
March 31, 2011 and thereafter	2.0 to 1.0”

(i) Reserve Report. Section 8.3 [Reporting Requirements] of the Credit Agreement is hereby amended to add the following new Section 8.3.9 [Reserve Reports]:

“8.3.9 Reserve Reports.

As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Borrower, the Reserve Report for such fiscal year.”

(j) Pricing Grid. Schedule 1.1 (A) — Pricing Grid of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1 (A) — Pricing Grid attached hereto.

(k) Real Property. Schedule 1.1(R) — Real Property of the Credit Agreement is hereby amended to include certain Proved Gas Reserves in an amount sufficient to satisfy the requirements of Section 8.1.14(ii) of the Credit Agreement.

3. Condition Precedent. This Amendment shall be effective upon completion of each of the following conditions to the satisfaction of the Paying Agent:

(a) Execution and Delivery of Amendment. The Borrower, the other Loan Parties, the Required Lenders, and the Paying Agent shall have received approval to execute and shall have executed this Amendment.

(b) Financial Projections. There shall have been delivered to the Paying Agent for the benefit of each Lenders copies of the pro forma financial projections of the Borrower and its Subsidiaries, including a pro forma closing balance sheet, statements of operations, statement of cash flows, for the period commencing January 1, 2010 through and including December 31, 2014.

(c) Platinum Financial Statements. There shall have been delivered to the Paying Agent for the benefit of each Lenders a draft copy of audited financial statements for the entities acquired in connection with the Platinum Acquisition, prepared in accordance with GAAP, for the fiscal year ended December 31, 2009.

(d) Platinum Reserve Report. The Paying Agent and Technical Agent shall have received a Reserve Report, certifying the present value of the Proved Gas Reserves as of December 31, 2009 that are being acquired in connection with the Platinum Acquisition.

(e) No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, upon which the claimant is reasonably likely to prevail and the effect of which would constitute a Material Adverse Change.

(f) Consents. All material consents required to effectuate the transactions contemplated by this Amendment and the other Loan Documents and shall have been obtained.

(g) Confirmation of Guaranty. Each of the Guarantors by execution of this Amendment hereby confirms that they have read and understand the Amendment. In order to induce the Lenders, the Paying Agent and the other Agents to enter into the Amendment, each of the Guarantors: (i) consents to the Amendment and the transactions contemplated thereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party; (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with the Amendment and the transactions contemplated thereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with the Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness, loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Credit Agreement or any other such Loan Document.

4. Conditions Subsequent. The Borrower hereby covenants to provide the following within fifteen (15) days of the Second Amendment Effective Date:

(a) Officer’s Certificate. The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement including as amended by the modifications and additional representations and warranties of this Amendment, and of each Loan Party in each of the other Loan Documents shall be true and accurate on and as of the Second Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Paying Agent for the benefit of each Lender a certificate of the Borrower dated as of the Second Amendment Effective Date and signed by a Responsible Officer of each of the Loan Parties to each such effect.

(b) Secretary’s Certificate. There shall be delivered to the Paying Agent for the benefit of each Lender a certificate dated the Second Amendment Effective Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Paying Agent and each Lender may conclusively rely; and

(iii) no material changes with respect to its organizational documents.

(c) Opinions of Counsel. There shall be delivered to the Paying Agent for the benefit of each Lender a written opinion of McGuireWoods LLP and a written opinion of in-house counsel for the Loan Parties, each dated on or about the Second Amendment Effective Date and in form and substance satisfactory to the Paying Agent and its counsel as to such matters incident to the transactions contemplated herein as the Paying Agent may reasonably request.

(d) Platinum Financial Statements. There shall have been delivered to the Paying Agent for the benefit of each Lenders a final copy of audited financial statements for the entities acquired in connection with the Platinum Acquisition, prepared in accordance with GAAP, for the fiscal year ended December 31, 2009.

5. Amendment Fees. The Borrower shall pay or cause to be paid to the Paying Agent for itself and for the account of the Lenders (i) all fees set forth in that certain fee letter dated March 12, 2010, between the Paying Agent and the Borrower and (ii) all other fees, costs and expenses payable to the Paying Agent or any Lender or for which the Paying Agent or any Lender is entitled to be reimbursed, including but not limited to the fees and expenses of the Paying Agent’s legal counsel.

6. Incorporation into Agreements. The terms, provisions, representations, warranties and covenants set forth herein shall be incorporated into the Credit Agreement by this reference. All terms, provisions, representations, warranties and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

7. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, including without limitation, all liens and security interests granted pursuant to the Loan Documents.

8. Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

9. Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.

10. Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment to the Credit Agreement contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendment. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

11. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in said Commonwealth.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Second Amendment to Amended and Restated Credit Agreement as of the day and year first above written with the intention that it constitutes a sealed instrument.

BORROWER:

CONSOL ENERGY INC.

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President and Treasurer

GUARANTORS:

TERRY EAGLE LIMITED PARTNERSHIP

By:	TECPART Corporation, a general partner

	By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer

By:	TEAGLE Company, L.L.C., a general partner

	By:	/s/ John M. Reilly
	Name:	John M. Reilly
	Title:	Treasurer

GUARANTORS:

AMVEST COAL & RAIL, L.L.C.

AMVEST COAL SALES, INC.

AMVEST CORPORATION

AMVEST GAS RESOURCES, INC.

AMVEST MINERAL SERVICES, INC.

AMVEST MINERALS COMPANY, L.L.C.

AMVEST OIL & GAS, INC.

AMVEST WEST VIRGINIA COAL, L.L.C.

BRAXTON-CLAY LAND & MINERAL, INC.

CNX LAND RESOURCES INC.

CNX MARINE TERMINALS INC.

CONSOL ENERGY SALES COMPANY

CONSOL OF CANADA INC.

CONSOL OF CENTRAL PENNSYLVANIA LLC

CONSOL OF KENTUCKY INC.

CONSOL OF OHIO LLC

CONSOL OF WV LLC

CONSOL OF WYOMING LLC

CONSOL PENNSYLVANIA COAL COMPANY LLC

FOLA COAL COMPANY, L.L.C.

GLAMORGAN COAL COMPANY, L.L.C.

LEATHERWOOD, INC.

LITTLE EAGLE COAL COMPANY, L.L.C.

MON RIVER TOWING, INC.

MTB INC.

NICHOLAS-CLAY LAND & MINERAL, INC.

PETERS CREEK MINERAL SERVICES, INC.

RESERVE COAL PROPERTIES COMPANY

ROCHESTER & PITTSBURGH COAL COMPANY

TEAGLE COMPANY, L.L.C.

TECPART CORPORATION

TERRA FIRMA COMPANY

TERRY EAGLE COAL COMPANY, L.L.C.

VAUGHAN RAILROAD COMPANY

WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Guarantor listed above on behalf of each such Guarantor

GUARANTORS:

CENTRAL OHIO COAL COMPANY

CONSOLIDATION COAL COMPANY

EIGHTY-FOUR MINING COMPANY

HELVETIA COAL COMPANY

ISLAND CREEK COAL COMPANY

KEYSTONE COAL MINING CORPORATION

LAUREL RUN MINING COMPANY

McELROY COAL COMPANY

SOUTHERN OHIO COAL COMPANY

TWIN RIVERS TOWING COMPANY

WINDSOR COAL COMPANY

By:	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Guarantor listed above on behalf of each such Guarantor

GUARANTORS:

CONRHEIN COAL COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

	By:	/s/ Daniel S. Cangilla
	Name:	Daniel S. Cangilla
	Title:	Treasurer

GUARANTORS:

CONSOL FINANCIAL INC.

By:	/s/ Christopher C. Jones
Name:	Christopher C. Jones
Title:	Vice President and Secretary

GUARANTORS:

CONSOL ENERGY HOLDINGS LLC VI

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President & Treasurer

CONSOL ENERGY HOLDINGS LLC XVI

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President & Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

CITICORP NORTH AMERICA, INC., individually and as Co-Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

PNC BANK, NATIONAL ASSOCIATION, individually, as Co-Administrative Agent and as Paying Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BANK OF AMERICA, N.A. individually and as Technical Agent

By:	/s/ Sandra M. Serie
Name:	Sandra M. Serie
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Patricia Dundee
Name:	Patricia Dundee
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Bryan P. Read
Name:	Bryan P. Read
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BMO CAPITAL MARKETS FINANCING, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BNP PARIBAS

By:	/s/ Claudia Zarate
Name:	Claudia Zarate
Title:	Vice President

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK

By:	/s/ Joseph Philbin
Name:	Joseph Philbin
Title:	Director

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIRST COMMONWEALTH BANK

By:	/s/ C. Forrest Tefft
Name:	C. Forrest Tefft
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

SOVEREIGN BANK

By:	/s/ Robert D. Lanigan
Name:	Robert D. Lanigan
Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIFTH THIRD BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE HUNTINGTON NATIONAL BANK

By:	/s/ W. Christopher Kohler
Name:	W. Christopher Kohler
Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

US BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE BANK OF TOKYO-MITSUBISHI UFJ LTD, NEW YORK BRANCH

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIRST NATIONAL BANK OF PENNSYLVANIA

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

RAYMOND JAMES BANK, FSB

By:
Name:
Title:

PRICING GRID

Level	Applicable Leverage Ratio	Revolving Credit Euro-Rate Spread	Revolving Credit Base Rate Spread	Letter of Credit Fee	Commitment Fee
I	less than 2.0 to 1.0	2.25%	1.25%	2.25%	0.50%
II	greater than or equal to 2.0 to 1.0, but less than 2.5 to 1.0	2.75%	1.75%	2.75%	0.50%
III	greater than or equal to 2.5 to 1.0, but less than 3.0 to 1.0	3.00%	2.00%	3.00%	0.50%
IV	greater than or equal to 3.0 to 1.0, but less than 3.5 to 1.0	3.25%	2.25%	3.25%	0.50%
V	greater than or equal to 3.5 to 1.0	3.50%	2.50%	3.50%	0.50%

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate it is expressly agreed that after the Closing Date, the Applicable Margin and the Applicable Letter of Credit Fee Rate shall be determined based upon Schedule 1.1(A) above; provided, however, that the Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set as of the Financials Delivery Date regardless of the actual date that a Compliance Certificate is provided to the Lenders.